Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 7, 2017, by and among Fibrocell Science, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined herein), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I.
DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined in this Agreement have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” means an action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any Governmental Authority.
“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or another specified Person, except a Subsidiary of the Company. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this definition, for purposes of the definition of “Required Purchasers” and Sections 4.10(d) and (f) hereto, the Purchasers shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by virtue of this Agreement and the acquisition of the Preferred Stock and Warrants pursuant hereto, the ownership of the Existing Notes and Existing Warrants or the potential issuance of shares of Common Stock issued on the exercise or conversion of the Preferred Stock, Warrants, Existing Notes or the Existing Warrants.
“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Anti-Corruption Laws” shall mean all laws, rules, regulations and requirements of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977, as amended.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Certificate of Designation” means the Certificate of Designation to be filed at the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.
“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Company” shall have the meaning ascribed to such term in the Preamble.
“Company Counsel” means Hogan Lovells US LLP, with offices located at 1835 Market Street, 29th Floor, Philadelphia, Pennsylvania 19103.
“Conversion Price” shall have the meaning ascribed to such term in the Certificate of Designation.
“Conversion Shares” shall have the meaning ascribed to such term in the Certificate of Designation.
“Debt” shall mean, with respect to any Person, without duplication (i) indebtedness for borrowed money (including revolving credit line borrowings or indebtedness evidenced by notes payable, commercial paper, interest that has accrued and become payable and the payment of which has been satisfied by non-cash consideration, drafts accepted representing extensions of credit and unpaid reimbursement obligations in respect of letters of credit), (ii)  rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles, (iii) indebtedness of a third party which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed, (iv) the face amount of letters of credit, bankers’ acceptances and other extensions of credit (other than ordinary-course trade payables), (v) all Hedging Obligations, (vi) redemption or repurchase obligations with respect to mandatorily redeemable or repurchasable Equity Interests or Equity Interests which are subject to repurchase at the option of the holder thereof prior to two-hundred seventy (270) days after the date on which the Company’s product candidate designated as FCX-007 receives marketing approval by the U.S. Food and Drug Administration for the treatment of recessive dystrophic epidermolysis bullosa, or such earlier time as provided in those certain Convertible Promissory Notes due September 7, 2026 issued by the Company (the “Existing Notes”), (vii) all obligations for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business), (viii) bank overdrafts (including, at any time, the excess of outstanding checks over bank account balances at such time), and (ix) all obligations of the sort described in the foregoing clauses with respect to which such Person has become liable by way of a Guaranty.
“Equity Interests” shall mean and include capital stock, membership interests and other similar equity interests, and shall also include warrants or options to purchase capital stock, membership interests or other equity interests.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Executive Order” shall mean the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
“Existing Warrants” means the warrants to purchase shares of Common Stock issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016 by and among the Company and the other parties signatory thereto.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“GAAP” shall mean generally accepted accounting principles as in existence in the United States of America from time to time.
“Good Faith Contest” shall mean an active challenge or contest initiated in good faith by appropriate proceedings diligently conducted for which adequate reserves have been established in accordance with GAAP.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranty” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) maintain the solvency or any balance sheet or other financial condition of another Person or (ii) make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or effect of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. Guaranties shall include obligations of partnerships and joint ventures of which such Person is a general partner or co-venturer that are not expressly non-recourse to such Person.
“Hedging Obligations” of any Person shall mean such Person’s obligations under (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Indemnitee” shall have the meaning ascribed to such term in Section 4.5(a).
“Intrexon” shall mean Intrexon Corporation and its Affiliates (other than the Company and its Subsidiaries).

“Liens” means any mortgage, pledge, security interest, encumbrance, deposit agreement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement), or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any Transaction Document.
“New York Court” shall have the meaning ascribed to such term in Section 5.8.
“Notice of Conversion” shall have the meaning ascribed to such term in the Certificate of Designation.
“Notice of Exercise” shall have the meaning ascribed to such term in the Warrants.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Permitted Lien” shall have the meaning ascribed to such term in Section 4.10(b).
“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
“Preferred Stock” means 8,000 shares of the Company’s Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation.
“Principal Market” means, at any time, the securities exchange, quotation system or over the counter trading facility on which the Common Stock is then principally traded or quoted at such time.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened.
“Prospectus” shall have the meaning ascribed to such term in Section 2.2(a)(vi).
“Prospectus Supplement” shall have the meaning ascribed to such term in Section 2.2(a)(vi).
“Purchase Price” shall have the meaning ascribed to such term in Section 2.4.

“Purchaser” or “Purchasers” shall have the meanings ascribed to such terms in the Preamble.
“Related Purchaser Party” means all Affiliates, partners, members, shareholders, officers, directors, agents, consultants and employees of the Purchaser.
“Registration Statement” means the effective registration statement with the Commission File No. 333-209077 which registers the Securities.
“Required Purchasers” shall mean, at any time, the holders of at least 70% in interest of the Underlying Shares on an as-converted basis at the time outstanding (exclusive of Underlying Shares then owned on an as-converted basis by the Company or any of its Affiliates (other than Intrexon)).
“Responsible Officer” shall mean the chief executive officer or any other officer of the Company involved principally in its financial administration or its controllership function.
“Restricted Payments” shall mean any of the following: (i) any dividend on any class of the Company’s or a Subsidiary’s Equity Interests; (ii) any other distribution on account of any class of the Company’s or a Subsidiary’s Equity Interests; or (iii) any redemption, purchase or other acquisition, direct or indirect, of any Equity Interests of the Company or a Subsidiary other than (A) the net or cashless exercise of any warrants or options or (B) the repurchase of common stock in connection with the net exercise of vested options, restricted stock or restricted stock awards.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.
“Sanctioned Jurisdiction” shall mean, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan, Crimea and Syria).
“Sanctions” shall mean economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by Governmental Authorities.
“Sanctions Laws” shall mean all laws, rules, regulations and requirements of any jurisdiction applicable to the Company and its Affiliates concerning or relating to Sanctions,

terrorism or money laundering, including (i) the Executive Order; (ii) the USA Patriot Act; (iii) the U.S. International Emergency Economic Powers Act; (iv) the U.S. Trading with the Enemy Act; (v) the U.S. United Nations Participation Act; (vi) the U.S. Syria Accountability and Lebanese Sovereignty Act; (vii) the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010; (viii) the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012; and (ix) any similar laws, rules, regulations and requirements enacted, administered or enforced by the U.S.
“Sanctions Target” shall mean any Person: (i) that is the subject or target of any Sanctions; (ii) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (iii) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the “Specially Designated National and Blocked Person” list; (iv) located, organized or resident in a Sanctioned Jurisdiction that is, or whose government is, the subject or target of Sanctions; (v) which otherwise is the subject or target of any Sanction; (vi) with which any party to the Transaction Documents is prohibited from dealing or otherwise engaging in any transaction by any Sanctions Laws; or (vii) owned or controlled by any such Person or Persons described in the foregoing clauses (i)-(vi).
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(d).
“Securities” means the Preferred Stock, the Warrants, and the Underlying Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Stated Value” means $1,000 per share of Preferred Stock, subject to adjustment pursuant to Section 3 of the Certificate of Designation.
“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.
“Subsidiary” or “Subsidiaries” means, as of any time of determination and with respect to any Person, any corporation, partnership, limited liability company or limited liability partnership, all of the stock (or other equity interest) of every class of which, shall, at such time, be owned by such Person either directly or through Subsidiaries and of which such Person or a Subsidiary shall have 100% control thereof. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Trading Day” means, at any time, a day on which the Principal Market is open for the general trading or quotation of securities and the Common Stock is traded or quoted thereon without suspension or interruption.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, with a mailing address of 5 Mercedes Way, Edgewood, NY 11717 and a facsimile number of 201-714-8862, and any successor transfer agent of the Company.
“Underlying Shares” means the shares of Common Stock issued and issuable upon the conversion of the Preferred Stock (and accompanying dividends) and upon the exercise of the Warrants.
“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable six (6) months following the issuance date and have a term of exercise equal to five (5) years following the issuance date, in the form of Exhibit B attached hereto.
“Warrant Shares” means, collectively, the shares of Common Stock of the Company issuable upon exercise of the Warrants in accordance with their terms, as such number may be adjusted pursuant to the provisions thereof, and any other Securities to which the Purchasers may become entitled pursuant to the terms of the Warrants.
ARTICLE II.
PURCHASE AND SALE

2.1Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $8,000,000 of shares of Preferred Stock with an aggregate Stated Value for each Purchaser equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and Warrants as determined pursuant to Section 2.2(a). The aggregate number of shares of Preferred Stock sold hereunder shall be 8,000. The Company shall deliver to each Purchaser at the Closing its respective shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Section 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. Settlement of the shares of Preferred Stock shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, the Company shall issue the shares of Preferred Stock registered in the Purchasers’ names and addresses and electronically released by the Transfer Agent directly to the applicable Purchaser, and payment therefor shall be made by each Purchaser by wire transfer to the Company).

2.2Deliveries.

(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i)this Agreement duly executed by the Company;
(ii)a legal opinion of Company Counsel, substantially in the form agreed to prior to the execution of this Agreement;
(iii)a Secretary’s Certificate in customary form;
(iv)a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser, and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;
(v)a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the Conversion Shares issuable on the date hereof pursuant to the shares of Preferred Stock purchased by such Purchaser, rounded down to the nearest whole share, with an exercise price equal to $0.84591, subject to adjustment as provided therein; and
(vi)the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (each, a “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”) (which may be delivered prior to the closing in accordance with Rule 172 under the Securities Act).

(b)On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i)this Agreement duly executed by such Purchaser; and
(ii)such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company.

2.3Closing Conditions.

(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the

Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and
(iii)the delivery by each Purchaser of the items set forth in Section 2.2(b).

(b)The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii)the delivery by the Company of the items set forth in Section 2.2(a);
(iv)there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(v)from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s Principal Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.4Allocation of Purchase Price.  The aggregate purchase price for the Preferred Stock and of the Warrants to be purchased by the Purchasers pursuant to the terms hereof and of the Warrant shall be $8,000,000 (the “Purchase Price”). The Purchasers shall pay $1,000 for each share of Preferred Stock and the related Warrants to be purchased by the Purchasers. The Purchasers and the Company shall reasonably cooperate to determine the allocation of the issue price between the Preferred Stock and the Warrants following the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)Organization; Subsidiaries. The Company and each of its Subsidiaries is duly organized and existing in good standing in every jurisdiction in which it is incorporated or organized and is licensed or qualified to do business and in good standing in every jurisdiction where the ownership of its properties or the nature of the business conducted by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified could not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority. Each of the Company and its Subsidiaries has all requisite organizational power to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite organizational power to execute and deliver the Transaction Documents and perform its obligations under such Transaction Documents. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby have been duly authorized by all requisite action, and such Transaction Documents have been duly executed and delivered by Responsible Officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement and a Current Report on Form 8-K related to this Agreement and the sale of Securities hereunder, (iii) the notice and/or application(s) to the applicable Principal Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby; (iv) any such consent, waiver, authorization or order of, notice to, or filing or registration with the Financial Industry Regulatory Authority, Inc., or under state securities or Blue Sky laws (all of which will have been made prior to the Closing Date). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company.
(d)SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.
(e)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(f)Sanctions; Anti-Corruption Laws; etc.
(i)Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, or Affiliate of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (a) a Sanctions Target; or (b) located, organized or resident in a Sanctioned Jurisdiction.
(ii)The Company, its Subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees, and agents, are in compliance with the Sanctions Laws.
(iii)The Company and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with Sanctions Laws and Anti-Corruption Laws.
(iv)Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such Persons of Anti-Corruption Laws.

(g)Capitalization; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Preferred Stock (including dividends thereunder) pursuant to this Agreement and the maximum number of shares of Common Stock issuable upon exercise of the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on February 9, 2016, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.2Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as follows:

(a)Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Purchaser to consummate the transactions contemplated hereby.

(c)No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of Securities by such Purchaser constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as such Purchaser, in such Purchaser’s sole direction, has deemed necessary or appropriate in connection with such Purchaser’s purchase of Securities hereunder.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in the Registration Statement, the Prospectus Supplement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if a Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends (unless the Purchaser is an Affiliate of the Company). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Warrant Shares effective during the term of the Warrants.

4.2Conversion Shares. If all or any shares of Preferred Stock are converted at a time when there is an effective registration statement to cover the issuance of the Conversion Shares or if the Conversion Shares to be issued to the Purchaser will have satisfied the holding period under Rule 144, the Conversion Shares issued pursuant to any such exercise shall be issued free of all legends (unless the Purchaser is an Affiliate of the Company). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Conversion Shares effective so long as any shares of Preferred Stock remain outstanding.

4.3Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4Securities Laws Disclosure; Publicity. The Company represents to the Purchasers that neither the Company nor any of its Subsidiaries, or any of their respective officers, directors, employees or agents has disclosed any material, non-public information to any of the Purchasers in connection with the transactions contemplated by the Transaction Documents. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Principal Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission; and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall use best efforts to provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5Indemnification of Purchasers.

(a)The Company shall indemnify a Purchaser and each Related Purchaser Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel for such Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company) other than such Indemnitee and its Related Purchaser Parties, arising out of, in connection with, or as a result of the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Company has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 4.5(a) shall not apply with respect to any taxes, other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

(b)Each Indemnitee entitled to indemnification under Section 4.5(a) shall give notice to the Company promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that the Indemnitee may participate in such defense provided that all legal and other expenses incurred by the Indemnitee in connection therewith shall be at such Indemnitee’s expense, and, provided further, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, unless such failure is materially prejudicial to the Company in defending such claim or litigation. The Company shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

4.6Reservation and Listing of Securities.

(a)The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)The Company shall, if applicable: (i) in the time and manner required by the Principal Market, prepare and file with such Principal Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Underlying Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on such Principal Market or another Principal Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7Equal Treatment of Purchasers. Except as set forth in the Transaction Documents, no consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.8Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that it will comply with Regulation M and Regulation SHO under the Exchange Act.

4.9Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Preferred Stock. The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.10Negative Covenants. As long as any shares of Preferred Stock or any Warrants are outstanding, unless the Required Purchasers shall have otherwise given prior written consent:

(a)Restricted Payments. The Company covenants that it will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment; provided, that, so long as the Company is not in breach of any agreement or covenant in this Agreement, the foregoing will not prohibit the following:

(i)each Subsidiary may make Restricted Payments to the Company; and

(ii)the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person.

(b)Liens. The Company covenants that it will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist at any time any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following (each of the following, a “Permitted Lien”):
(i)Liens for taxes, assessments or other governmental charges or levies not yet due or payable or which are the subject of a Good Faith Contest;

(ii)Liens imposed by law, such as materialmen’s, mechanics’, carriers’, landlords’, warehousemen’s, workmen’s, and repairmen’s Liens and other similar Liens arising by contract or statute in the ordinary course of business securing obligations which are not yet delinquent or which are the subject of a Good Faith Contest, Liens, pledges or deposits in connection with workers’ compensation, unemployment insurance, social security obligations (other than any Lien imposed by ERISA) or good faith deposits in connection with bids, tenders, contracts or leases to which the Company or its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or its Subsidiaries or deposits or cash or United States government bonds to secure performance, surety or appeal bonds to which the Company or its Subsidiaries is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business, provided that in each case the obligation secured is not overdue and does not constitute Debt, easements or reservations of, rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of the Company and its Subsidiaries or to the ownership of its properties, including minor survey exceptions and other encumbrances on title to real property, that do not, in the aggregate, render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property by the Company or a Subsidiary for its intended purposes;

(iii)Liens securing judgments for the payment of money;

(iv)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided, however, that the obligations secured are not in default and that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution or any other Person;

(v)Liens securing Debt permitted under Section 4.10(c)(ii); provided that (a) such Liens do not at any time encumber any property other than the property financed by such Debt and (b) the Debt secured thereby does not exceed the cost of the property being acquired plus reasonable fees and expenses incurred in connection therewith; and

(vi)Liens incurred in connection with the extension, renewal or refinancing of the Debt secured by Liens of the type described in Section 4.10(b)(v).

(c)Debt. The Company covenants that it will not, and will not permit any of its Subsidiaries to, incur any Debt other than (i) Debt incurred solely for the purpose of financing insurance premiums in the ordinary course of business, (ii) Debt incurred solely for the acquisition or lease of any property, plant or equipment acquired or held by the Company or any of its Subsidiaries for use in its business, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension, and (iii) Debt representing capital or equipment lease obligations incurred by the Company or any of its Subsidiaries in the ordinary course of business for use in its business.

(d)Affiliate Transactions. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay or agree to pay any management, advisory or consulting fees to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate other than on terms and conditions approved by a majority of the disinterested members of the Company’s board of directors or committee thereof.

(e)Use of Proceeds. The Company covenants that it will not use the proceeds of the Securities (i) for any purpose other than as described in the Prospectus Supplement under “Use of Proceeds”, or (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Company further covenants that (a) neither the Company nor any agent acting on its behalf will take any action which might cause the Securities to violate Regulation T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect and (b) margin stock shall not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries. As used in this paragraph, the term “margin stock” shall have the meaning assigned to it in said Regulation U.

(f)Terrorism Sanctions Regulations. The Company covenants that it will not, and will not permit any of its Affiliates to, directly or indirectly, use the proceeds of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities of or business with any individual or entity, or in any jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any Purchaser) of Sanctions or (ii) for any purpose which would breach any applicable Anti-Corruption Laws.

(g)Charter Amendment. The Company covenants that it will not amend its charter documents, including, without limitation, its certificate of incorporation and bylaws,

in any manner that materially and adversely affects any rights of a Purchaser as a holder of the Preferred Stock as long as such Purchaser beneficially owns shares of the Preferred Stock.

4.11Covenants Related to the Underlying Shares.

(a)Reporting Status. The Company will promptly take such action as may be necessary to maintain status as a public reporting company, including filing timely all reports required to be filed with the Commission pursuant to the Exchange Act until such time as there ceases to be Underlying Shares held by any Purchaser.

(b)Principal Market Listing.

(i)The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Principal Market until such time as there cease to be Underlying Shares.

(ii)The Company shall promptly take any and all actions, including by submitting notifications of issuance, applications for listing of additional shares and change in the number of shares outstanding notifications, as may be necessary to ensure that the Underlying Shares are eligible to trade on the Principal Market.

(c)Notifications to Principal Market. Prior to the Closing Date, the Company shall promptly take any and all actions, including by submitting any “Notification of Issuance,” “Application for Listing of Additional Shares” or “Notification: Change in the Number of Shares Outstanding”, and make all certifications as may be required by the Principal Market to ensure that the Underlying Shares are eligible to trade on such exchange, and as of the Closing Date, the Principal Market shall have in effect approved such listing application by confirming that it does not have any additional comments to such application.

(d)Press Releases; Current Report on Form 8-K. The Company shall issue a press release and file a current report on Form 8-K with the Commission, describing the transactions contemplated by this Agreement, in each case in form and substance reasonably satisfactory to the Required Purchasers, on or before 9:00 a.m., New York City time, on the first Business Day following the Closing Date.

ARTICLE V.
MISCELLANEOUS

5.1Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities or Underlying Shares to the Purchasers.

5.2Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Required Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with this Section 5.4 shall be binding upon each Purchaser and holder of Securities and the Company.

5.5Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 and this Section 5.7.

5.8Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (“New York Court”) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such New York Court, or such New York Courts are improper or inconvenient venues for such Action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and within five Business Days, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock or exercise of a Warrant to the extent permitted by the Certificate of Designation and Warrant, respectively, and applicable law, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.13Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.17Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any

Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

The parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIBROCELL SCIENCE, INC.	Address for Notice: 405 Eagleview Blvd. Exton, PA 19341
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax: (484) 713-6001 Email:
Hogan Lovells US LLP 1835 Market Street, 29th Floor Philadelphia, PA 19103 Telephone: (27) 675-4671 Facsimile: (267) 675-4601 Attention: Steve Abrams

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO FCSC SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser: _________________________________________________________
Signature of Authorized Signatory of Purchaser: ___________________________________
Name of Authorized Signatory: ________________________________________________
Title of Authorized Signatory: _________________________________________________
Email Address of Authorized Signatory: _________________________________________
Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $____________
Shares of Preferred Stock: ____________
Warrant Shares: ________________
EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

27